                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF DEBEVOISE & PLIMPTON]

                                                              September 15, 1995

Cablevision Systems Corporation
One Media Crossways
Woodbury, New York 11797

                       Registration Statement on Form S-4
                            (File No. 0-11165)
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Charles F. Dolan and Cablevision Systems Boston Corporation, a Massachusetts corporation (together, the 'General Partners'), in connection with the preparation and filing with the Securities and Exchange Commission (the 'Commission') under the Securities Act of 1933, as amended (the 'Securities Act'), of a Registration Statement on Form S-4 (File
No. 0-11165), as amended (the 'Registration Statement'), and the Consent Solicitation Statement/Prospectus contained therein (the 'Consent Solicitation Statement/Prospectus'), relating to the solicitation by Cablevision of Boston Limited Partnership, a Massachusetts limited partnership, of consents to two separate transactions and the issuance of up to 920,000 shares, par value $.01 per share, of Class A Common Stock of Cablevision Systems Corporation, a Delaware corporation.

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below.

     Based upon the foregoing, we are of the opinion that the statements made in the Consent Solicitation Statement/Prospectus under the caption 'Certain Federal Income Tax Consequences', insofar as they purport to constitute summaries of matters of United States federal law, are, in all material respects, a fair summary thereof based upon current law and the assumptions referred to therein.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption 'Certain Federal Income Tax Consequences' in the Consent Solicitation Statement/Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Debevoise & Plimpton